                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No.       )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

    / /  Preliminary proxy statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                             IDT CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rule 14a-6(i)(1), and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

                                IDT CORPORATION
                                294 State Street
                              Hackensack, NJ 07601
                                 (201) 928-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, DECEMBER 11, 1997

TO THE STOCKHOLDERS OF IDT CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of IDT CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, December 11, 1997 at 11:00 a.m. The Annual Meeting will be held at the offices of the Company at 171 Main Street, Hackensack, New Jersey, to consider and vote upon the following matters:

    1. ELECTION OF DIRECTORS. The election of Class II directors for a term of three years which shall expire at the Company's annual meeting of stockholders in 2000 and until their successors are elected and qualified. The Board of Directors (the "Board") intends at this time to present the following nominees:

        Howard S. Balter

        Meyer A. Berman

        Hal Brecher

    2. APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION AND INCENTIVE PLAN. The ratification of an amendment to the Company's Amended and Restated 1996 Stock Option and Incentive Plan to reserve an additional 1,000,000 shares of the Company's Common Stock for the grant of awards thereunder.

    3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. The ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending July 31, 1998.

    4. OTHER BUSINESS. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    These matters are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on November 10, 1997, are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are invited to attend the Annual Meeting in person. However, if you do not expect to be present at the Annual Meeting and wish your shares to be voted, you should complete, sign and date the attached form of proxy and return it by mail in the enclosed envelope as promptly as possible. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                                BY ORDER OF THE BOARD OF
                                                DIRECTORS

                                                /s/ Howard S. Jonas
                                                -------------------------------------------
                                                Howard S. Jonas,
                                                Chairman and Chief Executive Officer
Hackensack, New Jersey
November 12, 1997

                                IDT CORPORATION
                                294 State Street
                              Hackensack, NJ 07601
                                 (201) 928-1000

                                PROXY STATEMENT

GENERAL INFORMATION

    This Proxy Statement is furnished to the stockholders of IDT Corporation, a Delaware corporation ("the Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, December 11, 1997 at 11:00 a.m., local time. The Annual Meeting will be held at the offices of the Company at 171 Main Street, Hackensack, New Jersey 07601. The shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by the proxies received, properly marked, dated, executed, and not revoked will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company's stockholders on or about November 14, 1997.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SUBMISSION OF PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS.

    Subject to the regulations of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Company no later than July 15, 1998 in order to be included in the 1998 Proxy Statement.

SOLICITATION AND VOTING PROCEDURES

    This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company's Common Stock and the holders of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Stock"). The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

    The close of business on Monday, November 10, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 23,239,315 shares outstanding and entitled to vote at the Annual Meeting, consisting of 12,130,887 shares of Common Stock and 11,108,428 shares of Class A Stock. Each holder of Class A Stock is entitled to three votes per share, while each holder of Common Stock is entitled to one vote per share. Both holders of Class A Stock and Common Stock will vote as a single body on all matters presented to the stockholders. The presence at the Annual Meeting of 11,619,658 shares, a majority of the shares of Common Stock and Class A Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

    For each of the following matters to be submitted to the vote of the stockholders, a majority of the votes cast will be required for approval, ratification or election.

Proposal No. 1:         Election of Directors   A majority of the votes cast for each
                                                candidate.

Proposal No. 2:         Approval of the         A majority of the votes cast will approve
                        Proposed amendment to   the amendment.
                        the Company's Amended
                        and Restated 1996
                        Stock Option and
                        Incentive Plan

Proposal No. 3          Ratification of         A majority of the votes cast will ratify the
                        Auditors.               appointment of Ernst & Young LLP.

    Abstentions and broker non-votes will be included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (and Class A Stock, assuming conversion of all shares of Class A Stock into Common Stock) as of October 31, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (and Class A Stock, on an as-converted basis), (ii) each of the Company's directors and the Named Executive Officers (as defined below), and (iii) all directors and officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock (or Class A Stock) indicated as being beneficially owned by them.

NAME AND ADDRESS OF                                                                      NUMBER OF     PERCENTAGE OF
BENEFICIAL OWNER                                                                           SHARES      OWNERSHIP(%)
--------------------------------------------------------------------------------------  ------------  ---------------
Howard S. Jonas(1)....................................................................    10,323,367          45.1
  294 State Street
  Hackensack, NJ 97068
The Equitable Companies, Inc.(2)......................................................     1,209,700           5.3
  787 Seventh Avenue
  New York, NY 10019
Putnam Investments, Inc.(3)...........................................................     1,154,113           5.0
  One Post Office Square
  Boston, MA 02109
Howard S. Balter(4)...................................................................       502,920           2.2
James A. Courter(5)...................................................................       317,000           1.4
Joyce J. Mason(6).....................................................................        41,533         *
Meyer A. Berman.......................................................................       103,500         *
J. Warren Blaker(7)...................................................................        20,000         *
Marc E. Knoller(7)....................................................................       230,000         *
James R. Mellor(7)....................................................................        10,000         *
Stephen R. Brown(7)...................................................................        57,420         *
Hal Brecher(7)........................................................................        82,500         *
Elmo R. Zumwalt(7)....................................................................        16,000         *
All directors and officers as a group (11 persons)....................................    11,704,240          50.4

------------------------
*   Less than 1%.

(1) Shares of Class A Stock which are convertible on a share-for-share basis into Common Stock at the option of the holder. 10,434 of these shares of Class A Stock are owned of record by the Jonas Family Limited Partnership, over which Mr. Jonas exercises the power to vote and the power to dispose.

(2) Includes 161,200 shares beneficially owned by The Equitable Life Assurance Society of the United States, a subsidiary of The Equity Companies Incorporated, and 873,500 shares beneficially owned by the Alliance Capital Management L.P., also a subsidiary of The Equitable Companies Incorporated.

(3) Includes 1,154,113 shares held by Putnam Investment Management, Inc. as the wholly-owned investment adviser of Putnam Investments, Inc., a wholly owned subsidiary of Marsh & McLennan Companies, Inc. 817,940 of these shares are held by the Putnam Voyager Fund. The investment adviser has dispository power over the shares in each of the funds, but the investment trustee has voting power over the shares in each fund.

(4) Includes 295,920 shares beneficially owned pursuant to stock options exercisable within 60 days.

(5) Includes 85,000 shares beneficially owned pursuant to stock options exercisable within 60 days.

(6) Includes 40,200 shares beneficially owned pursuant to stock options exercisable within 60 days.

(7) Common Stock beneficially owned pursuant to stock options exercisable within 60 days.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    Pursuant to the Company's Certificate of Incorporation, the authorized number of directors has been set at twelve. There are eleven directors presently on the Board. On September 5, 1997, the Board of Directors elected Mr. Denis A. Bovin as a Class III director to fill a then-remaining vacancy. Mr. Bovin is currently expected to take office prior to the third quarter of the Company's fiscal year ending July 31, 1998. Each director holds office until that director's successor has been duly elected and qualified. The Company's Board is divided into three classes with Messrs. Blaker, Courter, Knoller and Zumwalt constituting Class I, Messrs. Balter, Berman and Brecher constituting Class II and Messrs. Jonas, Mellor, Ms. Mason and Mr. Bovin (at such time as he shall take office) constituting Class III. In addition, Mr. Bert Wasserman is a member of Class II until the Annual Meeting, at which time his term will expire. Upon the expiration of the term of each class, directors comprising such class of directors will be elected for a three-year term at the next succeeding annual meeting of stockholders. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors are duly elected and qualified.

    A total of three Class II directors will be elected at the Annual Meeting to serve for a term of three (3) years until the 2000 Annual Meeting of Stockholders, or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. As provided by the By-Laws of the Company, a plurality of the votes cast at the Annual Meeting shall elect each director.

    Upon the election of three Class II directors at the Annual Meeting, there will be one vacancy in the Company's Board (not including the vacancy in the Company's Board that will be filled at such time as Mr. Bovin takes office). The enclosed proxy may not be voted for a greater number of persons than three, which is the number of nominees identified herein.

    The nominees are Howard S. Balter, Meyer A. Berman and Hal Brecher. Messrs. Balter, Berman and Brecher are all incumbent directors. Certain information about the nominees for Class II directors is furnished below:

    HOWARD S. BALTER has served as Chief Operating Officer of the Company since 1993 and served as the Company's Chief Financial Officer from 1993 to May 1995. Mr. Balter has been a director of the Company since December 1995 and became Vice Chairman of the Board in October 1996. From 1985 to 1993, Mr. Balter operated his own real estate development firm. Mr. Balter holds a B.A. in Mathematics and Computers from Yeshiva University and attended New York University School of Business.

    MEYER A. BERMAN has been a director of the Company since March 1996. Mr. Berman founded M.A. Berman Co. in 1981, a broker-dealer that services high net worth individuals and institutions, and has served as its President from its inception. Prior to such time Mr. Berman held various positions in the stock brokerage business.

    HAL BRECHER has served as the Company's Executive Vice President of Operations since he joined the Company in November 1996, and was elected by the Board to become a director of the Company in April 1997. Prior to joining the Company, Mr. Brecher was the Executive Vice President of a direct marketing firm. He holds a B.S. in Computer Science from Brooklyn College, and an M.B.A. from the Wharton School of the University of Pennsylvania.

    In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board at such time to fill the vacancy. The Board has no reason to believe that the persons named above will be unable or unwilling to serve as a director, if elected.

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

    The current directors and executive officers of the Company are as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Howard S. Jonas (1)..................................          41   Chief Executive Officer, Chairman of the Board and
                                                                    Treasurer
Howard S. Balter (1).................................          36   Chief Operating Officer and Vice Chairman of the
                                                                    Board
James A. Courter.....................................          56   President and Director
Stephen R. Brown.....................................          41   Chief Financial Officer
Joyce J. Mason.......................................          38   General Counsel, Secretary and Director
Marc E. Knoller......................................          36   Vice President and Director
Hal Brecher..........................................          39   Executive Vice President of Operations and Director
Meyer A. Berman......................................          63   Director
J. Warren Blaker.....................................          63   Director
James R. Mellor......................................          67   Director
Elmo Zumwalt.........................................          76   Director

------------------------

(1) Member of Executive Committee of the Board of Directors.

    HOWARD S. JONAS founded IDT in August 1990 and has served as Chairman of the Board and Treasurer since its inception and as Chief Executive Officer since December 1991. He served as President of the Company from December 1991 through September 1996. Mr. Jonas is also the founder and has been President of Jonas Publishing Corp. ("Jonas Publishing"), a publisher of trade directories, since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

    JAMES A. COURTER joined the Company as President in October 1996 and has been a director of the Company since March 1996. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert, Laufer & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President's Defense Base Closure and Realignment Commission. Mr. Courter also serves on the Board of Directors of Envirogen, Inc. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

    STEPHEN R. BROWN joined the Company as its Chief Financial Officer in May 1995. From 1985 to May 1995, Mr. Brown operated his own public accounting practice servicing medium-sized corporations as well as high net worth individuals. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

    JOYCE J. MASON has been a director of the Company since March 1996. Ms. Mason has served as General Counsel and Secretary of the Company since its inception and as a director of the Company's predecessor since its inception to March 1996. Ms. Mason has been in private legal practice since August 1990. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School. Ms. Mason is Mr. Jonas's sister.

    MARC E. KNOLLER has been a director of the Company since March 1996. Mr. Knoller joined the Company as its Vice President in March 1991 and also served as a director of its predecessor since such time. From 1988 until March 1991, Mr. Knoller was director of national sales for Jonas Publishing. Mr. Knoller received a B.B.A. from Baruch College.

    J. WARREN BLAKER has been a director of the Company since March 1996. Dr. Blaker has been Professor of Physics and Director of the Center for Lightwave Science and Technology at Fairleigh Dickinson University since 1987. Prior to such time he worked in various capacities in the optics industry, including serving as Chief Executive Officer of University Optical Products, Inc., a wholly-owned subsidiary of University Patents, Inc., from 1982 to 1985. Dr. Blaker received a B.S. from Wilkes University and a Ph.D. from the Massachusetts Institute of Technology.

    JAMES R. MELLOR joined the Company as a director in August, 1997. Since 1981, Mr. Mellor had been working for General Dynamics Corporation, a leader in nuclear submarines, surface combatant ships and combat systems. From 1994 until 1997, Mr. Mellor served as CEO of General Dynamics Corporation. Before joining General Dynamics, Mr. Mellor served as President and Chief Operating Officer of AM International, Inc., now Multigraphics, Inc. Prior to that, Mr. Mellor spent 18 years with Litton Industries in a variety of engineering and management positions, including Executive Vice President in charge of Litton's Defense Group from 1973 to 1977.

    ELMO R. ZUMWALT, JR. became a director of the Company in February 1997. He is a retired United States Navy Admiral and served as Chief of Naval Operation and a member of the Joint Chiefs of Staff from 1970 to 1974. He has been President of Admiral Zumwalt & Consultants, Inc., a Washington-based consulting firm, since prior to 1991. Admiral Zumwalt is a director of Magellan Aerospace Corporation, Dallas Semiconductor Corporation and NL Industries Inc. He is also a member of the President's Foreign Intelligence Advisory Board, Chairman of the International Consortium for Research on the Health Effects of Radiation, Chairman of the Morrow Foundation and Chairman of the Ethics and Public Policy Center.

    In addition to the directors identified above, Denis A. Bovin was elected to serve as a director in September 1997 and is currently expected to take office before the third quarter of Fiscal 1998. Mr. Bovin currently serves as Vice Chairman of Investment Banking and Senior Managing Director of Bear Stearns & Co. Prior to joining Bear Stearns, Mr. Bovin spent close to two decades in the Investment Banking Corporate Coverage and Capital Markets divisions as well as the Communications and Technology Group of Salomon Brothers, Inc.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

    Mr. Howard S. Jonas, the Chairman, Chief Executive Officer and Treasurer of the Company, is Ms. Joyce J. Mason's brother. There are no other family relationships among any of the directors or executive officers of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company currently leases one of its three headquarters facilities in Hackensack, New Jersey from a corporation which is wholly-owned by Howard S. Jonas. Aggregate lease payments under such lease were $24,000 for each of Fiscal 1995 and 1996 and $69,000 for Fiscal 1997. In addition, the Company leases one floor in an office building which is owned by an entity controlled by Mr. Jonas; pursuant to the lease, which expires in December 1998, the Company pays a monthly rental fee of $5,200.

    For information regarding grants of options to the Company's directors and executive offices, see "Compensation of Directors and Executive Officers."

    The Company has not and will not extend or guarantee loans to officers or directors of the Company, unless such loans are approved by a majority of the directors and a majority of the independent, disinterested, outside directors of the Company, are for bona fide business purposes and may be reasonably expected to benefit the Company.

    James Courter, the President and a Director of the Company, was a partner of the law firm of Verner, Liipfert, Bernhard, McPherson & Hand until September 1996. The firm has served as counsel to the

Company since January 1996. Mr. Courter is a partner of the law firm Courter, Kobert, Laufer & Cohen, which has served as counsel to the Company since July 1996. Fees paid to each of the firms by the Company were less than 5% of the firms' gross revenues for each fiscal year in which they represented the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established a Compensation Committee, which currently consists of Messrs. Berman, Mellor and Blaker, and an Audit Committee consisting of Messrs. Berman, Blaker and Wasserman. The Audit Committee is responsible for recommending the independent auditors of the Company and reviewing with the independent auditors (i) the scope and results of the audits and the internal accounting controls of the Company, (ii) the audit practices and professional services furnished by the independent auditors and (iii) reporting to the Board with respect to any and all of the above. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and is responsible for administration of the Company's Amended and Restated Stock Option and Incentive Plan.

    Between July 31, 1996 and July 31, 1997, there were fourteen meetings of the Board of Directors. All directors attended at least 75% of all Board meetings. The Compensation Committee met twice, and the Audit Committee met once during Fiscal 1997.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    Each non-employee director received as of March 15, 1996 options exercisable for 10,000 shares of Common Stock, and each such director appointed to the Board after such date received options to purchase 10,000 shares of the Company's Common Stock upon his or her appointment. However, Mr. Wasserman received options to purchase 35,000 shares of the Company's Common Stock upon his appointment to the Company's Board of Directors in Fiscal 1996, and Mr. Zumwalt received options to purchase 16,000 shares of the Company's Common Stock upon his appointment to the Company's Board in Fiscal 1997. In addition, each continuing non-employee director of the Company will annually receive grants of options exercisable for 10,000 shares of Common Stock.

EXECUTIVE COMPENSATION

    The following table sets forth certain information for the Company's last completed fiscal year concerning the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of July 31, 1997 (collectively, the "Named Executive Officers"). Except as described below, the Company does not have executive long-term compensation or incentive plans.

SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                         ANNUAL COMPENSATION                     AWARDS
                                          -------------------------------------------------   ------------
                                                                                OTHER          SECURITIES
                                                                                ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR(1)   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS (#)    COMPENSATION($)
----------------------------------------  -------   ---------   --------   ----------------   ------------   ----------------

Howard S. Jonas.........................   1997       153,846         0            0                  0              0
  Chairman of the Board, Chief Executive   1996        65,000         0            0                  0              0
  Officer, and Treasurer

Howard S. Balter........................   1997       200,251    14,000            0                  0              0
  Chief Operating Officer and              1996       175,000    64,000            0                  0              0
  Vice Chairman

James A. Courter........................   1997       169,230         0            0            300,000              0
  President

Stephen R. Brown........................   1997       122,855    15,000            0             27,500              0
  Chief Financial Officer                  1996        68,125    12,500            0                  0              0

Hal Brecher.............................   1997       129,731    15,000            0            150,000              0
  Executive Vice President of Operations

------------------------

(1) Information with respect to Fiscal 1995 is not presented because the Company was not a reporting Company pursuant to the Securities Exchange Act of 1934, as amended, prior to Fiscal 1996. James Courter joined the Company as President in October 1996. Hal Brecher joined the Company as Vice President of Operations in November 1996.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

                                                       PERCENT OF                                           RATES OF STOCK
                                        NUMBER OF     TOTAL OPTIONS                                       PRICE APPRECIATION
                                         SHARES        GRANTED TO                                           FOR OPTION TERM
                                       UNDERLYING     EMPLOYEES IN          EXERCISE          DATE OF    ---------------------
NAME                                   OPTIONAL(#)   FISCAL YEAR(%)        PRICE($)(1)      EXPIRATION     5%($)      10%($)
-------------------------------------  -----------  -----------------  -------------------  -----------  ---------  ----------
James A. Courter.....................     300,000            32.4               4.375         10/29/06     825,300   2,091,900
Stephen R. Brown.....................      20,000             2.1               4.375          8/14/06      55,020     139,460
Stephen R. Brown.....................       7,500             0.8               5.250           5/1/07      24,765      62,753
Hal Brecher..........................      75,000             8.1               4.375         10/29/06     206,325     522,975
Hal Brecher..........................      75,000             8.1               5.250           5/1/07     247,650     627,525

------------------------

(1) See "Ten-Year Option Repricings" below for additional information regarding the exercise price of certain stock options.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

    The following table provides certain information concerning the number of shares of Common Stock underlying unexercised stock options held by each of the Named Executive Officers, and the value of such stock options at July 31, 1997. 222,000 stock options were exercised by the Named Executive Officers during Fiscal 1997.

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                             SHARES                         OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                            ACQUIRED                    FISCAL YEAR-END(#)        FISCAL YEAR-END($)(1)
                                               ON         VALUE     --------------------------  -------------------------
NAME                                       EXERCISE(#)  REALIZED($) EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-----------------------------------------  -----------  ----------  -----------  -------------  ----------  -------------
Howard S. Jonas..........................           0            0           0              0            0             0
Howard S. Balter.........................     207,000    1,470,686     345,920              0    2,825,475             0
James A. Courter.........................           0            0      85,000        225,000      306,300       900,000
Stephen R. Brown.........................      15,000      137,520      67,420         15,000      485,250        55,625
Hal Brecher..............................           0            0      25,000        125,000      100,000       384,375

------------------------

(1) The closing price of the Common Stock on July 31, 1997, as reported by the Nasdaq National Market, was $8.375 per share.

TEN-YEAR OPTION REPRICINGS

    The following table summarizes the Company's cancellation and reissuance during Fiscal 1997 of certain stock options that were granted to the Named Executive Officers:

                                                         MARKET PRICE                                        LENGTH OF ORIGINAL
                                           NUMBER OF      OF STOCK AT                                           OPTION TERM
                                          SECURITIES        TIME OF        EXERCISE PRICE AT       NEW       REMAINING AT DATE
                                          UNDERLYING     REPRICING OR      TIME OF REPRICING    EXERCISE      OF REPRICING OR
NAME                            DATE      OPTIONS(#)     AMENDMENT($)       OR AMENDMENT($)     PRICE($)         AMENDMENT
--------------------------  ------------  -----------  -----------------  -------------------  -----------  --------------------
James A. Courter..........  Feb. 1997        300,000            7.75               10.00             7.75   9 years, 9 months
James A. Courter..........  Feb. 1997         10,000            7.75               10.00             7.75   9 years, 1 month
James A. Courter..........  April 1997       300,000           4.375                7.75            4.375   9 years, 7 months
Stephen R. Brown..........  Feb. 1997         20,000            7.75               10.00             7.75   9 years, 9 months
Stephen R. Brown..........  April 1997        20,000           4.375                7.75            4.375   9 years, 7 months
Hal Brecher...............  Feb. 1997         75,000           10.00                7.75             7.75   9 years, 9 months
Hal Brecher...............  April 1997        75,000            7.75               4.375             7.75   9 years, 7 months

    In each of February 1997 and April 1997, the Compensation Committee of the Company's Board of Directors determined that it was in the best interests of the Company to cancel a broad range of the outstanding stock options that the Company had previously issued to many of its executive officers and other employees, and to reissue stock options with substantially equivalent terms, but with a lower exercise price that would reflect the market price of the Company's Common Stock as of the date of such reissuance. Acordingly, in February 1997, outstanding stock options previously granted to employees at all levels of the Company were canceled and reissued. In April 1997, stock options held by members of the Company's middle and senior management were so canceled and reissued. In each case, the new options were issued with an exercise price equal to the fair market value of the Company's Common Stock on the date of reissuance.

    In February 1997, the reissuance of the Company's outstanding options was intended primarily to raise the morale of the Company's employees. The Company's Internet-related business had produced lackluster results during the first and second quarter of Fiscal 1997, and the Company reduced the scope of its Internet-related operations during that period. In addition, the market price of the Company's Common Stock had fallen beneath the exercise price of many outstanding stock options, further reducing morale. Under these circumstances, the Compensation Committee determined that it was in the best interests of the Company to reissue such outstanding options with an exercise price equal to the prevailing market price of $7.75 per share.

    In April 1997, the Compensation Committee elected to reissue outstanding options, in this case, to members of the Company's mid-level and senior employees, in order to reward such individuals for their performance during the period described above. The Compensation Committee determined that the relevant officers and employees had made diligent, serious and fairly successful efforts to improve the Company's performance, as indicated by the fact that in March 1997, the Company had its first profitable month since its initial public offering. Under these circumstances, the Compensation Committee decided to reward the responsible officers and employees by reissuing certain outstanding stock options with an exercise price equal to the then-prevailing market price of $4.375 per share.

                                          THE COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Meyer A. Berman
                                          James R. Mellor
                                          J. Warren Blaker

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Jonas, Balter, Courter and Brecher. Mr. Jonas's employment agreement, dated as of January 1, 1996, provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. During the third quarter of Fiscal 1997, Mr. Jonas agreed to waive a portion of his base salary for such year. The Company may terminate Mr. Jonas's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Jonas an amount equal to twice his base salary as then in effect. The agreement has a three year term, but is automatically extendable for additional one year periods unless the Board or Mr. Jonas notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of the agreement.

    Mr. Balter's employment agreement, dated as of January 1, 1996, provides for a minimum base salary of $175,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Balter's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Balter an amount equal to twice his base salary as then in effect. The agreement has a three year term, but is automatically extendable for additional one year periods unless the Board or Mr. Balter notifies the other, within 90 days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Balter has agreed not to compete with the Company for a period of one year following the termination of the agreement.

    Mr. Courter's employment agreement, dated as of September 4, 1996, provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Courter's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Courter an amount equal to twice his base salary as then in effect. The agreement has a three year term but is automatically extendable for additional one year periods unless the Board or Mr. Courter notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Courter has agreed not to compete with the Company for a period of one year following the termination of the agreement.

    Mr. Hal Brecher is employed as the Company's Executive Vice President of Operations pursuant to a three year employment contract that was executed in October 1996. Mr. Brecher's agreement provides for a minimum base salary of $160,000, which may be increased, but not decreased, during the term of the agreement. In the event of termination, Mr. Brecher will receive three months' salary and benefits. In addition, options to purchase 12,500 shares of the Company's Common Stock that have been issued to Mr. Brecher, which are currently non-vested, will vest upon the termination of his employment with the Company.

EMPLOYEE STOCK OPTION PROGRAM

    The Company had an informal stock option program whereby selected key employees were granted options to purchase shares of Common Stock. The primary purpose of this program was to provide long-term incentives to the Company's key employees and to further align their interests with those of the Company. Options granted under such program have a term of ten years and are subject to all other reasonable terms and conditions as the Company deems necessary and appropriate. The selection of the participants and the determination of the number of options to be granted to each participant were made by the Company's Board of Directors. Under such program, options to purchase an aggregate of 2,158,770 shares of Common Stock have been granted, of which 1,204,865 were outstanding as of November 10, 1997. The Company does not anticipate that any additional options will be granted under this program. In addition to this program, the Company also has adopted an Amended and Restated Stock Option and Incentive Plan which is described further in Proposal No. 2 below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During Fiscal 1997, the Compensation Committee was comprised of Messrs. Berman, Blaker and David S. Steiner (a former director of the Company), and the Audit Committee was comprised of Messrs. Berman, Blaker and Wasserman. None of the members of the Compensation Committee and the Audit Committee were employees of the Company during such period.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph set forth below shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Act or under the Exchange Act.

    The Compensation Committee determines the compensation levels of the various officers of the Company with a view to attract, retain, motivate, and reward key employees who possess the necessary leadership and management skills, through a competitive base salary, long-term incentives such as awards of stock options, and various other benefits.

    The policies of the Compensation Committee are intended to combine competitive levels of compensation with rewards for commendable performance, and to align each officer's relative compensation with the Company's achievement of key business objectives, optimal satisfaction of customers and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

    BASE SALARIES. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, the general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed by the Compensation Committee in accordance with criteria including individual performance, the functions charged to each officer, the scope of the officer's duties, trends in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given such factors by the Compensation Committee may vary across each individual arrangement.

    STOCK OPTION GRANTS. Stock options are currently granted to executive officers and other employees under the Company's Amended and Restated 1996 Stock Option and Incentive Plan. In the past, stock options were granted under the Employee Stock Option Program. The Compensation Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for recipients of awards to manage the Company in accordance with the interests of the Company's shareholders. Stock option grants and awards are given with the intent to focus the grantee's attention on the long-term performance of the Company, as well as to give an incentive for the grantee to maintain a long-term relationship with the Company. The number of options or awards granted and other options terms, such as vesting, are determined by the Compensation Committee, based on recommendations of management in light of the grantee's level of responsibility, prior performance, and other compensation. However, neither plan provides for specific quantitative criteria for weighing these factors. Rather, a decision to grant an option or award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the grantee.

    401(K) PLAN.  The Company established a plan in September 1996, pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), for the benefit of employees. Executive officers of the Company are permitted to participate on a parity with other employees.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Company has entered into an employment agreement with Mr. Howard S. Jonas, dated as of January 1, 1996, providing for a minimum annual base salary of $200,000 which may be increased, but not decreased, during the term of the agreement. Mr. Jonas's compensation for Fiscal 1997 was $153,846. Mr. Jonas's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Jonas's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company. Mr. Jonas did not receive a bonus or any grants or awards of stock options in Fiscal 1997.

                                          THE COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Meyer A. Berman
                                          James R. Mellor
                                          J. Warren Blaker

PERFORMANCE GRAPH OF STOCK

    The following chart sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Company's Common Stock from the date of the Company's initial public offering (March 15, 1996) through October 31, 1997, as well as the cumulative total return on (i) the Nasdaq National Market Composite Index and (ii) a composite of the Nasdaq Telecommunications and Computer Indices. THE STOCK PRICE PERFORMANCE ON THE GRAPH BELOW IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

    The figures for the composite industry index (the "Composite C&T") have been derived from the average returns of each of the Nasdaq Computer and Nasdaq Telecommunications Indices, each weighted according to the approximate percentage of total revenues from each of the Company's operations for the fiscal year ended July 31, 1997 (75.7% telecommunications, 24.3% Internet access).(+)
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                PERFORMANCE GRAPH

                             3/15/96   9/16/96   3/14/97   9/15/97  10/31/97
IDT Corp.                      100       128        64       154       167
NNM Composite                  100       109       118       150       146
Composite C & T                100       103       106       140       145
--
The stock performance graph assumes that $100 was invested on March 15,
1996.



------------------------

(+) 1.7% of the Company's revenues for the fiscal year ended July 31, 1997 consisted of revenues from Net2Phone. There are no indices applicable directly to Internet telephony. For purposes of the performance graph, Internet telephony revenues were counted as part of the Company's revenues from telecommunications services (74.0% telecommunications and 1.7% Internet telephony). Therefore, the performance graph assumes that 75.7% of the Company's revenues during the relevant periods were derived from telecommunications services, and that 24.3% of the Company's revenues were derived from Internet access services.

PROPOSAL NO. 2

                    APPROVAL OF AN AMENDMENT TO THE AMENDED
               AND RESTATED 1996 STOCK OPTION AND INCENTIVE PLAN

    A proposal has been submitted to the Company's stockholders to approve the actions of the Board in amending the Company's Amended and Restated 1996 Stock Option Plan (the "Plan") to reserve an additional 1,000,000 shares of the Company's Common Stock for the grant of awards thereunder.

SUBMISSION TO STOCKHOLDER VOTE

    Under the terms of the Plan, a stockholder vote is not required for amendment of the Plan. However, the amendment of the Plan is being submitted for a stockholder vote in order to be able to qualify certain grants of options made under the Plan as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

THE AMENDED AND RESTATED 1996 STOCK OPTION AND INCENTIVE PLAN

    The Company's Amended and Restated 1996 Stock Option and Incentive Plan was ratified by the Company's stockholders in February of 1997. The description in this Proxy Statement of the principal terms of the Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit A.

    Pursuant to the Plan, key employees, directors and consultants of the Company are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Options granted under the Plan may be ISOs, or nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs), at any time during the term of the Plan. Restricted stock may be granted in addition to or in lieu of any other award granted under the Plan.

    The Company originally authorized 2,300,000 shares of Common Stock for issuance under the Plan (subject to antidilution and similar adjustments). Options covering all of the underlying shares were granted as of November 10, 1997, of which 1,683,600 shares were outstanding as of such date. Subject to the approval of the proposed amendment to the Plan by the Company's stockholders, an additional 1,000,000 shares of the Company's Common Stock will be reserved for the grant of awards under the Plan, and the Company has entered into commitments to issue options to purchase approximately 600,000 of such additional shares to certain officers and employees. These options have exercise prices ranging from $8.25 to $16.00, with an average exercise price of approximately $8.50 per share.

    The Plan is administered by the Compensation Committee appointed by the Board. Subject to the provisions of the Plan, the Compensation Committee will determine the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Compensation Committee has granted certain authority to the Executive Committee of the Board of Directors under the Plan, including the authority to select recipients of awards under the Plan to all employees of the Company other than members of the Executive Committee.

    In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Company and such other factors as the Compensation Committee shall deem relevant.

    An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" (as defined in the Plan) of the Company. The Compensation Committee may provide for the payment of the option price in cash, by delivery of Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control" (as defined in the Plan).

    The Plan provides for automatic formula option grants to eligible non-employee directors of the Company. Options to purchase 10,000 shares of Common Stock were granted to each non-employee director upon the consummation of the Company's initial public offering in March 1996 and options to purchase 10,000 shares of Common Stock will be granted to each new non-employee director upon such director's initial election and qualification for the Board. In addition, options to purchase 10,000 shares of Common Stock will be granted annually to each non-employee director. Each option will have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. All such options granted to non-employee directors will be immediately exercisable. All options held by non-employee directors, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) one year following the optionee's termination of directorship on account of death or disability or (iii) three months following the optionee's termination of directorship with the Company for any other reason.

    The Plan also permits the Compensation Committee to grant SARs and/or LSARs with respect to all or any portion of the shares of Common Stock covered by options. Generally, SARs may be exercised only at such time as the related option is exercisable and LSARs may be exercised only during the 90 days immediately following an "Acceleration Date" (as defined in the Plan) except that, in the case of an "Insider" (as defined in the Plan), (i) an SAR and an LSAR must be held for at least six months before it becomes exercisable and (ii) an LSAR must automatically be paid out in cash. LSARs will be exercisable only if, and to the extent, that the option to which the LSARs relate is then exercisable, and if such option is an ISO, only to the extent the Fair Market Value per share of Common Stock exceeds the option price.

    Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised over (ii) the exercise price per share of the option to which the SAR relates.

    Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Common Stock during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Common Stock in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company's assets, approved by the Company's stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Common Stock shown on
Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

    When an SAR or LSAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Plan.

    The Plan further provides for the granting of restricted stock awards, which are awards of Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the "restricted period"). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control.

    During the restricted period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

    The Board may at any time and from time to time suspend, amend, modify or terminate the Plan; provided however, that, to the extent required by Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

    No awards may be granted under the Plan after the tenth anniversary of its initial adoption.

OPTIONS AND AWARDS UNDER THE PLAN.

    The Company cannot now determine the number of options or awards to be granted in the future under the Plan to officers, directors, and employees.

                        THE BOARD RECOMMENDS A VOTE FOR
           APPROVAL OF THE AMENDMENT TO THE PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 3

              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS.

    The stockholders will be asked to approve the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 1998.

    Ernst & Young has served as the Company's independent auditors since 1993 and has been appointed by the Board to continue as the Company's independent auditors. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS
                   FOR THE FISCAL YEAR ENDING JULY 31, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to the Company, all such required reports were filed on a timely basis in Fiscal 1997, other than the report of Mr. Howard S. Balter, the Company's Chief Operating Officer and Vice Chairman of the Board, who failed to file a report with respect to a transaction that occurred in Fiscal 1997.

OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

November 12, 1997

                                          /s/ Howard S. Jonas
                                          ______________________________________
                                          Howard S. Jonas, Chairman and Chief
                                          Executive Officer

                                                                       EXHIBIT A

                                IDT CORPORATION
                              AMENDED AND RESTATED
                      1996 STOCK OPTION AND INCENTIVE PLAN

    1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

    The purpose of the IDT Corporation 1996 Stock Option and Incentive Plan (the "Plan") is to afford an incentive to executive officers, other key employees, directors and consultants of IDT Corporation (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as Amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

    2. DEFINITIONS.

    As used in this Plan, the following words and phrases shall have the meanings indicated:

    (a) "Acceleration Date" shall have the meaning set forth in Section 12.

    (b) "Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with an award under the Plan.

    (c) "Board" shall mean the Board of Directors of the Company.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (e) "Committee" shall mean a committee established by the Board to administer the Plan.

    (f) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

    (g) "Company" shall mean IDT Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

    (h) "Disability" shall mean a Grantee's inability to perform his duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

    (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (j) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

    (k) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

    (l) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

    (m) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock.

    (n) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

    (o) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10.

    (p) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

    (q) "Nonqualified Stock Option" shall mean any option not designated as an Incentive Stock Option.

    (r) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock.

    (s) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

    (t) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

    (u) "Plan" means this IDT Corporation 1996 Stock Option and Incentive Plan, as amended from time to time.

    (v) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

    (w) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

    (x) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

    (y) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

    (z) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

    3. ADMINISTRATION.

    The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "disinterested directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

    The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

    All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

    4. ELIGIBILITY.

    Awards may be granted to executive officers, other key employees, directors and consultants of the Company. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 13 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

    5. STOCK.

    The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 3,300,000, subject to adjustment as provided in
Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

    If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

    In no event may a Grantee be granted during any calendar year Options to acquire more than 1,000,000 shares of Common Stock or more than 1,000,000 shares of Restricted Stock.

    6. TERMS AND CONDITIONS OF OPTIONS.

    Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.

    (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

    (b) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

    (c) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

    (d) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock or in such other manner as the Committee shall determine including a cashless exercise procedure through a broker-dealer.

    (e) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, PROVIDED, THAT, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; PROVIDED, HOWEVER, that in the case of an Incentive Stock option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

    (f) TERMINATION. Except as provided in this Section 6(f) and in Section 6(g) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe).

    (g) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6 (f) hereof), or if the Grantee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

    (h) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

    7. NONQUALIFIED STOCK OPTIONS.

    Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

    8. INCENTIVE STOCK OPTIONS.

    Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

    (a) VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of any subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000.

    (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

    9. STOCK APPRECIATION RIGHTS.

    The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

    (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

    (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

    (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will hot be transferable except to the extent the related option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option, shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

    (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

    (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

    (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

    (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d), may be made solely in whole shares of Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9 (d) to an Insider, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

    10. LIMITED STOCK APPRECIATION RIGHTS.

    The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

    (a) TIME OF GRANT. A Limited Right granted in tandem with a Nonqualified Stock Opt ion may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

    (b) EXERCISE. A Limited Right may be exercised only during the ninety-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences, a Limited Right granted to a Grantee who is an Insider must be (i) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (ii) automatically paid out in cash to the Insider on an Acceleration Date (provided such six (6) month holding period requirement has been met).

    (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

        (i) in the case of the realization of Limited Rights by reason of an acquisition of Common Stock described in Section 12 (b)(i) below, an amount equal to the Acquisition Spread as defined in Section 10(d)ii) hereof; or

        (ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in Section 12(b)(iii) below, an amount equal to the Merger Spread as defined in Section 10(d)(iv) hereof; or

        (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in Section 12(b)(ii) or stockholder approval of a plan or agreement described in Section 12(b)(iv) below, an amount equal to the Spread as defined in Section 10(d)(v) hereof.

    Notwithstanding the foregoing provisions of this Section 10(c), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

    (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

        (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in Section 12(b)(i) below, the greatest of (A) the highest price per share shown on the Statement of
    Schedule 13D or amendment thereto filed by the holder of 25%, or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised.

        (ii) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of Common Stock at which the related option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

        (iii) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in Section 12(b)(iii) below, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

        (iv) The term "Merger Spread" as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

        (v) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in Section 12(b)(ii) or stockholder approval of a plan or agreement described in Section 12(b)(iv) below, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

    (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

    (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Secretary of the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

    11. RESTRICTED STOCK.

    The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

    (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

    (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

    (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and required by, the Company or a subsidiary at no cost to the Company or subsidiary.

    (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

    (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of an Acceleration Event, all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force and effect. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

    12. EFFECT OF CERTAIN CHANGES.

    (a) In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

    (b) If, subsequent to the Initial Public Offering, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company")--

        (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
    (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (4) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting owner of the Company's then outstanding voting securities;

        (ii) during any period of not more than two consecutive years, not including any period prior to the adoption of this Plan by the board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

        (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80%; or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "Person" (as hereinabove defined) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

        (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect)--

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the award covered by such Agreement (including awards granted pursuant to Section 13 hereof) shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable.

    (c) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

    13. NON-EMPLOYEE DIRECTOR OPTIONS.

    The provisions of this Section 13 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 13, the other provisions of the plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

    (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 13. The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this
Section 13 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee.

    (b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the offering price of the Common Stock in connection with the Initial Public Offering.

    (c) SUBSEQUENT GRANTS. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

    (d) ANNUAL GRANTS. On the date of each annual meeting of stockholders commencing with the annual meeting at which this Plan is approved, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000, shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

    (e) VESTING. Each option granted under this Section 13 shall be fully exercisable on the date of grant. Sections 6 (e) , 6 (f) and 6 (g) hereof shall not apply to Options granted to Non-Employee Directors.

    (f) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) three months following the Non-Employee Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 13.

    (g) DEFINITIONS. For purposes of this Section 13, the following terms shall have the following meanings:

    "Cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

    14. PERIOD DURING WHICH AWARDS MAY BE GRANTED.

    Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

    15. NONTRANSFERABILITY OF AWARDS.

    Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative.

    16. APPROVAL OF STOCKHOLDERS.

    The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date.

    17. AGREEMENT BY GRANTEE REGARDING WITHHOLDING TAXES.

    If the Committee shall so require, as a condition of exercise of an option, Stock Appreciation Right or Limited Right or the expiration of the Restricted' Period (each a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

    18. AMENDMENT AND TERMINATION OF THE PLAN.

    The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; PROVIDED, HOWEVER, that, unless otherwise determined by the Board, an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

    19. RIGHTS AS A STOCKHOLDER.

    Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

    20. NO RIGHTS TO EMPLOYMENT.

    Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

    21. BENEFICIARY.

    A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

    22. GOVERNING LAW.

    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

[Form of Proxy Card]

          THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   IDT CORPORATION

                        294 State Street Hackensack, NJ  07601
                                    (201) 928-1000

                       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held December 11, 1997

   The undersigned appoints Howard S. Jonas and Stephen R. Brown, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the "Annual Meeting") of IDT Corporation to be held at the offices of IDT Corporation at 171 Main Street, Hackensack, New Jersey on December 11, 1997 at 11:00 a.m., and any adjournment of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/x/ Please mark your votes as in this example.


1.  Election of Directors.
    Howard S. Balter, Meyer A. Berman and Hal Brecher

    / / FOR   / / WITHHOLD   / / FOR except vote withheld from following
                                  nominee(s):________________________________
                                   __________________________________________

2. Ratification and approval of the proposed amendment to the Company's Amended and Restated 1996 Stock Option and Incentive Plan:

   / / FOR   / / AGAINST    / / ABSTAIN

3. Ratification of the appointment of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending July 31, 1998:

   / / FOR   / / AGAINST    / / ABSTAIN


   / / WILL ATTEND    / / WILL NOT ATTEND

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
            CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

                                       ________________________________
                                       Printed Name of Shareholder

                                       ________________________________
                                       Signature

                                       ________________________________
                                       Signature

                                       Date: ______________, 1997


NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, a complete title should be provided. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.